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                                                                      EXHIBIT 22

          SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS AND RESERVES
                  Years ended September 30, 1999, 1998 and 1997
                                 (in thousands)

                                            Balance at        Charged to                         Balance at
                                            beginning         costs and                          end of
                                            of period          expenses         Write-offs       period
                                            ----------        ----------        ----------       ----------
Allowance for doubtful accounts:

                1997                        $   228            $      -         $     (10)      $  218

                1998                        $   218            $      -         $       -       $  218

                1999                        $   218            $      -         $      (9)      $  209
